As filed with the Securities and Exchange Commission on July 16, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ANNIE’S, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-1266625
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1610 Fifth Street

Berkeley, CA 94710

(510) 558-7500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Isobel A. Jones, Esq.

General Counsel and Secretary

Annie’s, Inc.

1610 Fifth Street

Berkeley, CA 94710

(510) 558-7500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Julie M. Allen, Esq. Proskauer Rose LLP

Eleven Times Square

New York, New York 10036

Telephone: (212) 969-3000

Facsimile: (212) 969-2900

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.001 par value per share	2,537,096	$44.78	$113,611,159	$15,497

(1)	Estimated solely for the purpose of calculating the registration fee computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales price of a share of the common stock of Annie’s, Inc., as reported on the New York Stock Exchange on July 12, 2013.
(2)	Calculated in accordance with Rule 457(o).

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or country where the offer or sale is not permitted.

Subject to Completion, Dated July 16, 2013

PROSPECTUS

2,537,096 Shares

ANNIE’S, INC.

Common Stock

This prospectus relates solely to the resale of up to an aggregate of 2,537,096 shares of common stock of Annie’s, Inc. by the selling stockholders identified in this prospectus. We are registering the offer and sale of the shares on behalf of the selling stockholders.

The selling stockholders may offer the shares from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at fixed or privately negotiated prices. The prices at which the selling stockholders may sell the shares may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties.

We will not receive any of the proceeds from the sale of these shares by the selling stockholders. We have agreed to pay all expenses relating to registering the securities. The selling stockholders will pay any brokerage commissions and/or similar charges incurred for the sale of these shares.

Because all of the shares offered under this prospectus are being offered by the selling stockholders, we cannot currently determine the price or prices at which our shares may be sold under this prospectus.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “BNNY.” On July 12, 2013, the last reported sale price of our common stock on the NYSE was $44.81.

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page 15 of our Annual Report on Form 10-K for the fiscal year ended March 31, 2013, which is incorporated by reference herein, as well as in any other subsequently filed quarterly or current reports.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July      , 2013

ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this process, the selling stockholders may offer and sell, from time to time, an aggregate of up to 2,537,096 shares of Annie’s, Inc. common stock under the prospectus. In some cases, the selling stockholders will also be required to provide a prospectus supplement containing specific information about the terms on which they are offering and selling Annie’s, Inc. common stock. We may also add, update or change in a prospectus supplement any information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement, and all documents incorporated by reference herein, together with the additional information described below under the heading “Where You Can Find More Information” before you make any investment decision.

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we, nor the selling stockholders, have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, nor is it soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or in any documents incorporated by reference herein is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, the terms “Annie’s,” “we,” “us,” “our” and “the company” refer to Annie’s, Inc. and our consolidated subsidiaries, and all references to a “fiscal year” refer to a year beginning on April 1 of the previous year and ending on March 31 of such year (for example, “fiscal 2013” refers to the year from April 1, 2012 to March 31, 2013).

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ANNIE’S, INC.

Annie’s, Inc. is a natural and organic food company with a widely recognized brand, offering consumers great-tasting products in large packaged food categories. We sell premium products made from high-quality ingredients at affordable prices. Our products appeal to health-conscious consumers who seek to avoid artificial flavors, synthetic colors and preservatives that are used in many conventional packaged foods. We have the #1 natural and organic market position in four product lines: macaroni and cheese, snack crackers, fruit snacks and graham crackers.

Our loyal and growing consumer following has enabled us to migrate from our natural and organic roots to a brand sold across the mainstream grocery, mass merchandiser and natural retailer channels. Today, we offer over 135 products and are present in over 26,500 retail locations in the United States and Canada. Over the past three years, we have significantly increased both the number of retail locations where our products can be found and the number of our products found in individual stores. We expect that increasing penetration of the mainstream grocery and mass merchandiser channels, combined with greater brand awareness, new product introductions, line extensions and favorable consumer trends, will continue to fuel sales growth in all channels.

Innovation, including new product development, is a key component of our growth strategy. We invest significant resources to understand our consumers and develop products that address their desire for natural and organic alternatives to conventional packaged foods. We have a demonstrated track record of extending our product offerings into large food categories, such as fruit snacks and snack mix, and introducing products in existing categories with new sizes, flavors and ingredients. In order to quickly and economically introduce our new products to market, we partner with contract manufacturers that make our products according to our formulas or other specifications.

Our brand and premium products appeal to our consumers, who tend to be better-educated and more health-conscious than the average consumer. In addition, we believe that many of our consumers spend more on food and buy higher margin items than the average consumer. We believe that our products attract new consumers to the categories in which we compete, and that our products are profitable and attractive to retailers. As a result, we believe we can continue to expand in the mainstream grocery and mass merchandiser channels, while continuing to innovate and grow our sales in the natural retailer channel.

We are mission-driven and committed to operating in a socially responsible and environmentally sustainable manner, with an open and honest corporate culture. Our corporate culture embodies these values and, as a result, we enjoy a highly motivated and skilled work force that is committed to our business and our mission. Our colorful, informative and whimsical packaging featuring our iconic mascot, Bernie, the “Rabbit of Approval,” conveys these values. We believe our consumers connect with us because they love our products and relate to our values, resulting in loyal and trusting relationships.

Annie’s, Inc. is a Delaware corporation and our principal executive offices are located at 1610 Fifth Street, Berkeley, CA 94710. Our telephone number is (510) 558-7500. Our website address is www.annies.com. Information contained on our website does not constitute part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and any subsequent Current Reports on Form 8-K we file after the date of this prospectus, together with any amendments or supplements thereto, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section below entitled “Special Note Regarding Forward-Looking Statements.” Additional risks not known to us or that we believe are immaterial may also significantly impair our business operations and could result in a loss of all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and any documents incorporated by reference herein or therein may include forward-looking statements within the meaning of federal securities laws. Forward-looking statements include statements that may relate to our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. Forward-looking statements may be identified by words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance, but the absence of these words does not necessarily mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein are based on management’s expectations as of the date such statements were made and are subject to uncertainty and changes in circumstances and are subject to significant risks. We cannot assure you that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, national, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. We believe that these factors include those disclosed in “Risk Factors” in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the SEC, including risks relating to our brand; reputation; product liability claims; product recalls and related insurance proceeds (if any); economic disruptions; changes in consumer preferences; competition; new product introductions; ingredient and packaging costs and availability; reliance on a limited number of distributors, retailers, contract manufacturers and third-party suppliers and an outside warehouse facility; efficiency projects; intellectual property and related disputes; regulatory compliance; transportation; supply-chain; inventory levels; and seasonality. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

You should keep in mind that any forward-looking statement made by us herein and in the documents incorporated by reference herein speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no obligation to update any forward-looking statements herein or therein after the date hereof or thereof, except as required by federal securities laws.

USE OF PROCEEDS

We are registering these shares of common stock for resale by the selling stockholders. We will not receive any proceeds from the sale of the shares offered pursuant to this prospectus. The net proceeds from the sale of the shares offered pursuant to this prospectus will be received by the selling stockholders.

SELLING STOCKHOLDERS

The selling stockholders may from time to time offer and sell any or all shares of our common stock set forth below pursuant to this prospectus. When we refer to “selling stockholders” in this prospectus, we mean the persons listed in the table below, and their permitted transferees under the amended and restated registration rights agreement dated as of November 14, 2005 relating to our shares of common stock held by the Solera Funds (as defined below) and certain other stockholders (the “Registration Rights Agreement”).

Certain selling stockholders may be deemed an underwriter as defined in the Securities Act. Any profits realized by the selling stockholders may be deemed underwriting commissions.

The following table sets forth, as of the date of this prospectus, the names of the selling stockholders for whom we are registering shares for resale to the public, and the number of shares that the selling stockholders may offer pursuant to this prospectus. The shares offered by the selling stockholders were issued pursuant to exemptions from the registration requirements of the Securities Act. We have filed with the SEC, under the Securities Act, a Registration Statement on Form S-3 with respect to the resale of the shares of our common stock from time to time by the selling stockholders, and this prospectus forms a part of that registration statement.

Based on information provided to us by the selling stockholders and as of the date the same was provided to us, assuming that the selling stockholders sell all the shares of our common stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the selling stockholders will not own any shares following the offering. We cannot advise as to whether the selling stockholders will in fact sell any or all of such shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.

Selling Stockholder	Number of Shares Owned Prior to the Offering(1)	Number of Shares That May Be Sold in the Offering	Number of Shares Owned Following the Offering(2)
Solera Funds(3)	2,537,096	2,537,096	—

(1)	Based on information provided to us by the selling stockholders.
(2)	Assuming that all shares that may be sold in the offering are sold.
(3)	Represents shares owned by Solera Partners, L.P. and SCI Partners, L.P. (the “Solera Funds”). Solera Partners, L.P. is controlled by its general partner, Solera Capital GP, L.P., which is controlled by its general partner, Solera GP, LLC. Ms. Molly Ashby is the sole managing member of Solera GP, LLC. In addition, investment and disposition decisions for Solera Partners, L.P. are generally made by a majority vote of the investment committee of Solera Capital GP, L.P., which majority vote must include Ms. Ashby. The investment committee is comprised of three members, including Ms. Ashby. SCI Partners, L.P. is controlled by its general partner, Solera GP II, LLC. Ms. Ashby is the sole managing member of Solera GP II, LLC. Ms. Ashby expressly disclaims beneficial ownership of such shares as to which she does not have a pecuniary interest. The address of each of the Solera Funds is c/o Solera Capital, LLC, 625 Madison Avenue, New York, New York 10022.

DESCRIPTION OF CAPITAL STOCK

The following discussion is a summary of the terms of our capital stock, our amended and restated certificate of incorporation and our amended and restated bylaws, as well as certain applicable provisions of Delaware law. The following is only a summary and is qualified in its entirety by reference to all applicable laws and to the provisions of our amended and restated certificate of incorporation, amended and restated bylaws and other agreements, copies of which are available as set forth under the heading “Where You Can Find More Information.”

Our authorized capital stock consists of 30,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Our amended and restated certificate of incorporation provides for the issuance of up to 30,000,000 shares of common stock, par value $0.001 per share. As of July 1, 2013, there were 16,889,060 shares of common stock outstanding held of record by 14 stockholders. All outstanding shares of common stock are fully paid and non-assessable. The holders of our common stock are entitled to the following rights:

Voting Rights

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The affirmative vote of a plurality of shares of our common stock present in person or by proxy will decide the election of any directors. The holders of our common stock do not have cumulative voting rights in the election of directors.

Dividend Rights

Subject to preferences applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably any dividend declared by our board of directors.

Rights upon Liquidation

In the event of a liquidation, dissolution or winding up of the company, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.

Other Rights and Preferences

Holders of our common stock have no preemptive, conversion or redemption rights. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol BNNY.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

Our amended and restated certificate of incorporation provides for the issuance of up to 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. Our board of directors is authorized to fix the preferences, powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others. Additionally, the issuance of preferred stock may decrease the market price of our common stock. At present, we have no plans to issue any preferred stock.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover statute that provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless (1) the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans) or (3) the merger transaction is approved by the board of directors and by the affirmative vote at a meeting, not by written consent, of stockholders of two-thirds of the holders of the outstanding voting stock that is not owned by the interested stockholder. The applicability of this provision to us is expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for your shares.

Anti-Takeover Effects of Certain Provisions of Our Amended and Restated Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may make the acquisition of our company more difficult without the approval of our board of directors. These include provisions that:

•

authorize the issuance of undesignated preferred stock, the terms of which may be established and the shares of which may be issued without stockholder approval, and which may include voting, approval, dividend or other rights or preferences superior to the rights of the holders of common stock;

•	classify our board of directors into three separate classes with staggered terms;

•	provide that directors can only be removed for cause or by a vote of shares representing 66 2/3% or more of our total voting power;

•	prohibit stockholders from acting by written consent;

•	provide that our board of directors is expressly authorized to make, alter or repeal our amended and restated bylaws;

•	provide that the shareholders can only adopt, amend or repeal our amended and restated bylaws with the affirmative vote of 66 2/3% or more of our total voting power;

•	establish advance notice requirements for nominations for elections to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings;

•	prohibit stockholders from calling special meetings; and

•	provide our board of directors with the sole power to set the size of our board of directors and fill vacancies.

These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in control of our company.

Our board of directors has recommended that our amended and restated certificate of incorporation be amended to declassify the board of directors at the next annual meeting of stockholders to be held later this year. If our stockholders approve such a proposal, all of our directors would be elected annually and serve one-year terms.

Limitation on Liability

Our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. The effect of these provisions is to eliminate our rights and those of our stockholders, through stockholders’ derivative suits on behalf of our company, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director. In addition, our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also expect to continue to maintain directors and officers liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be extended to directors, officers or persons controlling us pursuant to the foregoing, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PLAN OF DISTRIBUTION

We are registering the shares covered by this prospectus to permit the selling stockholders to sell shares directly to purchasers or through underwriters, broker-dealers or agents from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the shares offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions. Each selling stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchases of shares to be made directly or through agents.

The selling stockholders and any of their permitted transferees under the Registration Rights Agreement may, from time to time, sell any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed, varying or privately negotiated prices. The selling stockholders may use any one or more of the following methods when selling the shares offered by this prospectus:

•	to or through underwriters or broker-dealers;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	underwriters or broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Subject to the prohibitions and limitations set forth by our insider trading policy, in connection with these sales, the selling stockholders may enter into hedging transactions with underwriters, broker-dealers or other financial institutions that in turn may engage in short sales of shares of our common stock in the course of hedging the positions they assume.

With respect to a particular offering of the shares of common stock held by the selling stockholders, to the extent required, an accompanying prospectus supplement, or if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific shares of common stock to be offered and sold;

•	the names of the selling stockholders;

•	the respective purchase prices and public offering prices and other material terms of the offering;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling stockholder.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares by the selling stockholders.

LEGAL MATTERS

The validity of the common stock in respect of which this prospectus is being delivered will be passed on for us by Proskauer Rose LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended March 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports and other information with the SEC (File No. 001-35470). You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings will also be available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You may request copies of the filing, at no cost, by telephone at (510) 558-7500 or by mail at Annie’s, Inc., 1610 Fifth Street, Berkeley, California 94710, Attention: Investor Relations. Certain information about our company may also be obtained from our website at www.annies.com. Information contained on our website or any other website is not incorporated by reference into and does not constitute part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our common stock, you should refer to the registration statement. This prospectus summarizes what we consider to be material provisions of certain documents. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.

We and the selling stockholders have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom such offer is not permitted under applicable law.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

1.	Annual Report on Form 10-K for the fiscal year ended March 31, 2013, including portions of our Proxy Statement for our 2013 annual meeting of stockholders to the extent specifically incorporated by reference therein;

2.	the description of our common stock set forth in our Registration Statement on Form 8-A dated March 22, 2012, and any amendment or report filed with the SEC for the purpose of updating that description; and

3.	the Current Report on Form 8-K filed with the SEC on June 4, 2013.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

You may request and obtain a copy of these filings at no cost, by writing or telephoning:

Annie’s, Inc.

1610 Fifth Street,

Berkeley, California 94710

(510) 558-7500

Attn: Investor Relations

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other expenses of issuance and distribution

The following table sets forth the costs and expenses payable by the registrant, other than underwriting discounts and commissions, expected to be incurred in connection with the sale of the securities being registered hereby. All amounts set forth below are estimates other than the SEC and FINRA registration fee.

SEC registration fee	$15,497
Legal fees and expenses	35,000	*
Accounting fees and expenses	15,000	*
Financial printer fees and expenses	15,000	*
Miscellaneous expenses	5,000	*

Total	$85,497	*

*	Amounts do not include expenses of preparing prospectus supplements and other expenses relating to offerings of particular securities.

Item 15.	Indemnification of directors and officers

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s amended and restated bylaws provide for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The proposed form of underwriting agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 16.	Exhibits

The exhibit index at the end of this registration statement identifies the exhibits that are included in this registration statement and are incorporated herein by reference.

Exhibit No.	Document	Incorporation by Reference
		Form	File No.	Exhibit	Filing Date
1.1†	Form of Underwriting Agreement
4.1	Provisions defining the rights of holders of common stock in the Registrant’s Amended and Restated Certificate of Incorporation	Form 8-K	001-35470	3.1	April 3, 2012
4.2	Provisions defining the rights of holders of common stock in the Registrant’s Amended and Restated Bylaws	Form S-1	333-178270	3.2	February 24, 2012
4.3	Form of Common Stock Certificate	Form S-1	333-178270	4.2	March 16, 2012
4.4	Third Amended and Restated Stockholders’ Agreement dated as of November 22, 2011	Form S-1	333-178270	4.3	December 1, 2011
4.5	Termination Agreement by and between the Registrant and Solera dated as of July 26, 2012	Form S-1	333-182706	4.4	July 30, 2012
4.6	Amended and Restated Registration Rights Agreement dated as of November 14, 2005	S-1	333-178270	4.4	December 1, 2011
4.7	Warrant Agreement by and between the Registrant and Hercules Technology II, L.P. dated as of March 28, 2008	S-1	333-178270	4.5	December 1, 2011
5.1	Form of Opinion of Proskauer Rose LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.3	Form of Consent of Proskauer Rose LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of the Registration Statement)

†	If any underwriting agreement is utilized, it will be filed as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	if the registrant is relying on Rule 430B,

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)	if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on July 16, 2013.

ANNIE’S, INC.

By:	/s/ John M. Foraker

John M. Foraker
Chief Executive Officer

We, the undersigned directors and/or officers of Annie’s, Inc., hereby severally constitute and appoint John M. Foraker and Kelly J. Kennedy and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, this Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John M. Foraker	Chief Executive Officer and Director	July 16, 2013
John M. Foraker	(principal executive officer)

/s/ Kelly J. Kennedy	Chief Financial Officer (principal	July 16, 2013
Kelly J. Kennedy	financial and accounting officer)

/s/ Molly F. Ashby	Chairman of the Board of Directors	July 16, 2013
Molly F. Ashby

/s/ Julie D. Klapstein	Director	July 16, 2013
Julie D. Klapstein

/s/ Lawrence S. Peiros	Director	July 16, 2013
Lawrence S. Peiros

/s/ Bettina M. Whyte	Director	July 16, 2013
Bettina M. Whyte

/s/ Billie Ida Williamson	Director	July 16, 2013
Billie Ida Williamson

EXHIBIT INDEX

Exhibit No.	Document	Incorporation by Reference
		Form	File No.	Exhibit	Filing Date
1.1†	Form of Underwriting Agreement
4.1	Provisions defining the rights of holders of common stock in the Registrant’s Amended and Restated Certificate of Incorporation	Form 8-K	001-35470	3.1	April 3, 2012
4.2	Provisions defining the rights of holders of common stock in the Registrant’s Amended and Restated Bylaws	Form S-1	333-178270	3.2	February 24, 2012
4.3	Form of Common Stock Certificate	Form S-1	333-178270	4.2	March 16, 2012
4.4	Third Amended and Restated Stockholders’ Agreement dated as of November 22, 2011	Form S-1	333-178270	4.3	December 1, 2011
4.5	Termination Agreement by and between the Registrant and Solera dated as of July 26, 2012	Form S-1	333-182706	4.4	July 30, 2012
4.6	Amended and Restated Registration Rights Agreement dated as of November 14, 2005	S-1	333-178270	4.4	December 1, 2011
4.7	Warrant Agreement by and between the Registrant and Hercules Technology II, L.P. dated as of March 28, 2008	S-1	333-178270	4.5	December 1, 2011
5.1	Form of Opinion of Proskauer Rose LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.3	Form of Consent of Proskauer Rose LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of the Registration Statement)

†	If any underwriting agreement is utilized, it will be filed as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.